Exhibit 10.1

NOVATION AND SETTLEMENT AGREEMENT

This Novation and Settlement Agreement ("Novation"), effective for all purposes July 31, 2010, amends that certain Participation Agreement (the "Agreement") dated effective the 12th day of March, 2010 by and between Upland Oil and Gas, LLC Sucursal del Peru, a Texas limited liability company acting through its branch registered under the laws of the Republic of Peru ("Operator"), and Gulf United Energy del Peru, Ltd., a company organized and existing under the laws of the British Virgin Islands ("Gulf”). Operator and Gulf are sometimes referred to collectively as "Parties" and individually as "Party."

WITNESSETH:

WHEREAS, bona fide differences have arisen between the Parties regarding payment and operations that occurred under the Agreement;

WHEREAS, the Parties wish to work together and desire to move forward and potentially attract new investors, making it necessary to resolve their differences in a compromise fashion, not as an admission of wrong doing by any Party, but simply to avoid trouble and expense and promote certainty;

NOW THEREFORE, in consideration of the mutual covenants set forth in this Novation, the Parties agree as follows:

I. DEFINITIONS

1.1 Unless otherwise defined herein, terms defined in the Block XXIV License Contract or the TEA Agreement when used in this Novation shall have the same meaning as defined in the Block XXIV License Contract or TEA Agreement, as applicable.

1.2 Terms specially defined herein include:

"Block XXIV JOA" means the Operating Agreement dated July 23, 2007 between Operator, Endevco Eureka Del Peru S.A.C., and East Cameron Partners Del Peru S.A.C., together with all future amendments of the same.

"Block XXIV License Contract" means the License Contract for Exploration and Exploitation of Hydrocarbons for Block XXIV dated March 21, 2007 between Operator, Endevco Eureka del Peru S.A.C., East Cameron Partners del Peru S.A.C. and PeruPetro S.A.

"Block XXIV Partial Reassignment" is defined in Section 3.01.

"Block XXIV Participating Interest" means: (i) a percentage of the rights and obligations of Contractor under the Block XXIV License Contract and (ii) the rights and obligations under the JOA attributable to said interest, all subject to a proportionate part of the License Override and the Pollack Net Production Interest, together with any subsequent override, profits interest, or other interest granted by Operator in good faith to third parties in order to explore or develop the Contract Area.

"Contract Area" shall have the same meaning as such term is defined in the Block XXIV License Contract.

"Contractor" means all of the parties to the Block XXIV License Contract, except PeruPetro S.A., and their successors and permitted assigns.

"Effective Date" means July 31, 2010.

"Escrow Agent" means Davis, Gerald & Cremer, P.C., attorneys at law.

"License Override" means that override granted by that certain Override Agreement from Block XXIV assigned to HTX Capital, LLC dated the 20th day of January, 2010.

"Initial Block XXIV Assignment" means the Deed of Assignment dated March 12, 2010 from Operator to Gulf of a 35% Block XXIV Participating Interest.

"Initial TEA Assignment" means the Deed of Assignment dated March 12, 2010 from Operator to Gulf of a 35% TEA Interest.

"Initial Assignments" means the Initial Block XXIV Assignment and the Initial TEA Assignment.

"JOA" means the Block XXIV JOA or the TEA JO A, as applicable.

"On-Going Costs" means any and all costs and expenses incurred in accordance with the applicable JOA in carrying out Operations conducted on or after the Effective Date.

"Operations" shall have the same meaning as such term is defined in the Block XXIV License Contract or TEA Agreement as the case may be.

"Partial Reassignments" means the Block XXIV Partial Reassignment and the TEA Partial Reassignment.

"Participating Interest" is either a Block XXIV Participating Interest or a TEA Interest (or both, as applicable).

"Pollack Net Production Interest" means that certain Agreement dated November 23, 2009 by and between Adam Pollack and Jorge Rivera.

"Required Approvals" is defined in Section 4.05.

"Retained Block XXIV Participating Interest" is defined in Section 3.01.

"Retained TEA Interest" is defined in Section 3.02.

"Stock" means 1,000,000 shares of Gulf United Energy, Inc. common stock (GLFE).

"TEA Agreement" means the Regional Studies Agreement dated February 28, 2008 between Petron Resources, LP and PeruPetro S.A. covering Areas I, II, III, and IV.

"TEA Area" shall have the same meaning as such term is defined in the TEA Agreement.

"TEA Interest" means: (i) an undivided percentage of the rights and obligations of the Company under the TEA Agreement, and (ii) the rights and obligations under the JOA attributable to said percent, all subject to a proportionate part of the TEA Override and the Pollack Net Production Interest together with any subsequent override, profits interest, or other interest granted by Gulf in good faith to third parties in order to explore or develop the TEA Area.

"TEA JOA" means the Joint Operating Agreement entered into between Operator and Gulf pursuant to Section 3.11 covering the TEA Agreement and the TEA Area.

"TEA Override" means that override granted by that certain Override Agreement by and between Operator and HTX Capital, LLC dated the 20th day of January, 2010.

"TEA Partial Reassignment" is defined in Section 3.02.

"The Company" means all of the parties to the TEA Agreement, other than PeruPetro S.A., and their successors and permitted assigns.

Terms defined in the singular shall have the same meaning when used in the plural and vice versa.

II. REPRESENTATIONS AND WARRANTIES

2.01 Gulf Warranties.  Gulf hereby represents and warrants to Operator that as of the date of execution hereof and the Effective Date of this Novation:

(a) In making the decision to enter into this Novation and consummate the transactions contemplated hereby, Gulf has relied solely on the basis of its own independent due diligence investigation.

(b) Gulf has not sold, pledged, transferred, or allowed or has knowledge of a lien or other encumbrance on any of its rights granted under: (i) the Agreement; (ii) that certain Deed  of Assignment  from  Operator to  Gulf assigning certain rights  and obligations under the Block XXIV License Contract granted pursuant to the Agreement; or (iii) that certain Deed of Assignment from Operator to Gulf assigning certain rights and obligations under the TEA Agreement granted pursuant to the Agreement and has full right and ability to make the assignments herein.

2.02 Operator Warranties.  Operator hereby represents and warrants to Gulf that as of the date of execution hereof and the Effective Date of this Novation:

(a) In making the decision to enter into this Novation and consummate the transactions contemplated hereby, Operator has relied solely on the basis of its own independent due diligence investigation.

2.03 Additional Operator Warranties. Operator hereby represents and warrants to Gulf as of the date of execution hereof and the Effective Date of this Novation that all of the representations and warranties set forth in Schedule 2.03 hereto are true and correct.

2.04 Only Warranties.  Except for the representations and warranties provided in this Clause 2 and Schedule 2.03, Operator and Gulf make no, and disclaim any, warranty or representation of any kind, either express, implied, statutory, or otherwise, including, without limitation, the accuracy or completeness of any data, reports, records, projections, information, or materials now, heretofore, or hereafter furnished or made available to each other in connection with this Novation.

III. CONTEMPLATED TRANSACTIONS

3.01 Partial Return of Block XXIV Participating Interest. Contemporaneously with the execution of this Novation, Gulf and Operator shall execute and deliver the Deed of Assignment in the Form of Exhibit A (the "Block XXIV Partial Reassignment") to the Escrow Agent by Federal Express, thereby transferring to Operator, subject to the Required Approvals of the Initial Block XXIV Assignment and the Block XXIV Partial Reassignment, an undivided thirty percent (30%) of the Block XXIV Participating Interest (thereby retaining 5%, said retained percentage being the "Retained Block XXIV Participating Interest").

3.02 Partial Return of TEA Interest.   Contemporaneously with the execution of this Novation, Gulf and Operator shall execute and deliver the Deed of Assignment in the Form of Exhibit B (the "TEA Partial Reassignment") to the Escrow Agent by Federal Express, thereby transferring to Operator, subject to the Required Approvals of the Initial TEA Assignment and the TEA Partial Reassignment, an undivided thirty three percent (33%) of the TEA Interest (thereby retaining 2%, said retained percentage being the "Retained TEA Interest"),

3.03 Stock.   As soon as practicable after the execution of this Novation, Gulf shall transfer the Stock to Operator by a certificate delivered by Federal Express to the Escrow Agent.

3.04 Payment. Contemporaneously with the execution of this Novation, Gulf shall pay Operator $500,000 by wire transfer in immediately available funds to Operator's account no. 2521270805 at BBVA Compass Bank, ABA Routing Number 062001182.

3.05 Termination.   Upon the occurrence of all the events set forth in Sections 3.01, 3.02, 3.03 and 3.04. the Agreement shall automatically terminate in its entirety and be void ab initio. This termination and voiding does not permit or entitle Gulf to the return of any funds transferred to Operator pursuant to the Agreement and Gulf stipulates and agrees that Upland may retain those funds in return for the Retained Block XXIV Participating Interest and the Retained TEA Interest and the consideration given herein.   If the events set forth in Sections 3.01, 3.02, 3.03 and 3.04 do not timely occur, Operator shall have the option of declaring this Novation void and pursuing its original remedies, if any, under the Agreement.

3.06 Settlement. Upon the occurrence of all the events set forth in Sections 3.01, 3.02, 3.03 and 3.04, Gulf and Operator accept the covenants and transactions herein in full accord and satisfaction of their differences and fully, completely, generally and unconditionally release, acquit and forever discharge one another from any and all claims, demands, liabilities, responsibilities, suits, causes of action, judgments and theories of recovery of whatever nature recognized by any jurisdiction (including, without limitation, for negligence, gross negligence, strict liability, breach of contract, breach of any duty, breach of any warranty, whether express or implied, intentional acts or omissions, contribution, indemnity, punitive or exemplary damages, consequential or extra-contractual damages) whether legal or equitable, known or unknown, suspected or unsuspected, vested or contingent, existing by law or statute, common law, contract, tort or otherwise, growing out of or connected in any way with the Agreement and any AFE thereunder, the JOA, the Block XXIV License Contract, the TEA Agreement, or any other business dealing with one another both known and unknown, foreseeable and unforeseeable, intentional or accidental, which have existed, may currently exist or do exist, through and including the Effective Date.

3.07 November 1. 2010. On or before November 1, 2010 (or such later date as may be mutually agreed by the Parties in a manually signed writing (not email or electronic signature)), Gulf shall have the right, but not the obligation to pay $500,000 to Operator by wire transfer in immediately available funds. Upon receipt of the funds, Operator will assign Gulf within seven (7) days a two and one-half percent (2.5%) Block XXIV Participating Interest and a two percent (2%) TEA Interest by means of a Deed of Assignment substantially in the form of Exhibits A and B. Full and timely payment and Gulfs timely performance under Sections 3.01 to 3.06 is a condition precedent to Operator's obligation to assign and Gulfs right to any future assignment, but Gulf shall have no obligation or liability for failure to pay any amount under this Section 3.07.

3.08 December 1. 2010.  If Gulf exercises its option under Section 3.07. on or before December 1, 2010 (or such later date as may be mutually agreed by the Parties in a manually signed writing (not email or electronic signature)), Gulf shall have the right, but not the obligation, to pay $500,000 to Operator by wire transfer in immediately available funds. Upon receipt of the funds, Operator will assign Gulf within seven (7) days a two and one-half percent (2.5%) Block XXIV Participating Interest and a two percent (2%) TEA Interest by means of a Deed of Assignment substantially in the form of Exhibits A and B. Full and timely payment and Gulfs timely performance under Sections 3.01 to 3.07 is a condition precedent to Operator's obligation to assign and Gulfs right to any future assignment, but Gulf shall have no obligation or liability for failure to pay any amount under this Section 3.08.

3.09 January 15. 2011.  If Gulf exercises its options under Sections 3.07 and 3.08, on or before January 15, 2011, (or such later date as may be mutually agreed by the Parties in a manually signed writing (not email or electronic signature)) Gulf shall have the right, but not the obligation, to pay $1,100,000 to Operator by wire transfer in immediately available funds. Upon receipt of the funds, Operator will assign Gulf within seven (7) days a five percent (5%) Block XXIV Participating Interest and a four percent (4%) TEA Interest by means of a Deed of Assignment substantially in the form of Exhibits A and B.  Full and timely payment and Gulfs timely performance under Sections 3.01 to 3.08 is a condition precedent to Operator's obligation to assign and Gulfs right to any future assignment, but Gulf shall have no obligation or liability for failure to pay any amount under this Section 3.09.

3.10 Silas Rework.   If Gulf exercises its options under Sections 3.07. 3.08 and 3.09. upon Gulfs timely performance under Sections 3.01 to 3.09, Gulf shall have the right for a period of one year to re-enter and re-work the Silas well in Block XXIV for a 50% Participating Interest upon placement of $500,000 with an escrow agent reasonably satisfactory to Operator and written notice to Operator of the proposed re-work plan, unless Operator provides a prior written notice of its intent to re-enter and re-work, in which case Gulf would participate in accordance with its then-existing Participating Interest, subject to Gulfs approval of Operator's AFE for such work and Gulfs election to participate therein pursuant to the terms of the Block XXIV JOA.

3.11 JO As.  Upon Gulfs timely performance under Sections 3.01 to 3.09, the Parties shall mutually amend the Block XXIV JOA to a satisfactory agreement. Until such time as the Parties come to agreement to amend the Block XXIV JOA, the existing Block XXIV JOA shall remain in place. The Parties will work in good faith to negotiate and enter as soon as practicable after the execution of this Novation a joint operating agreement covering the TEA Agreement and TEA Areas and designating Operator as the operator thereunder. The joint operating agreement so entered into is referred to in this agreement as the "TEA JOA". All Operations conducted with respect to the TEA Area shall be conducted pursuant to the terms of the TEA JOA, and Gulf and Operator shall be responsible for their respective TEA Participating Interest shares of the On-Going Costs of such Operations

IV. ADDITIONAL AGREEMENTS.

4.01 Gulf Branch Registration.   Promptly following execution of this Novation, Gulf shall register a branch in the Republic of Peru, if required pursuant to the laws of the Republic of Peru.

4.02 Payment Currency.   Payments between the Parties under this Novation shall be made in US dollars (US $) and due and payable in Midland, Midland County, Texas.

4.03 JOA Costs.   Subject to the terms of the applicable JOA, Operator shall have the right to cash call Gulf for its Participating Interest share of On-going Costs.  Within thirty (30) days after it receives the cash call, subject to the terms of the applicable JOA, Gulf shall pay Operator's cash call in immediately available funds by wire transfer to the bank account designated by Operator. Such costs and expenses shall be considered as costs incurred under the applicable JOA, and Gulf shall have the right to verify and audit the On-going Costs, pursuant to the audit procedures of the applicable JOA.

4.04 Share of Contractor's Obligations. Gulf hereby ratifies, confirms and accepts the terms of the Block XXIV License Contract and TEA Agreement, and Gulf agrees to abide by and comply with the terms of the Block XXIV License Contract and TEA Agreement to the extent of its Participating Interest.

4.05 Required Approvals. Promptly following the execution of this Novation, (i) Gulf will use its reasonable efforts to qualify as an "oil company without experience" under Peruvian law, and (ii) Operator shall request approvals from PeruPetro S.A. and the Ministry of Energy and Mines, the Ministry of Finance and the President of Peru, and any other applicable Governmental Entities and third Persons required for the Initial Assignments and the Partial Reassignments (collectively, the "Required Approvals") and shall submit all documentation required in order to obtain such approvals. Operator shall provide Gulf a copy of all documents submitted in connection with such requests for approval. Gulf will cooperate with Operator in connection with such requests. Operator shall use its best efforts to obtain the Required Approvals as soon as possible after the execution of this Novation. Operator shall keep Gulf fully informed of all communications with PeruPetro S.A., other Governmental Entities and third Persons with respect to the process for obtaining such approvals. Operator will promptly provide Gulf copies of all correspondence, notices and requests received or made by it with respect to the Required Approvals. Until such time as the Required Approvals are obtained, Escrow Agent shall hold the Initial Assignments and the Partial Reassignments. Upon receipt of the Required Approvals, the Parties shall instruct the Escrow Agent to deliver the Initial Assignments to Gulf and the Partial Reassignments to Operator.

4.06 Non-Operator Dealings. Gulf agrees that it will not purchase or otherwise acquire any rights of any party (including, without limitation, East Cameron Partners del Peru S.A.C. or Endevco Eureka del Peru S.A.C.) under the JOA or the Block XXIV License Contract (to the extent any such rights may still exist, which is denied by Operator) without the express written permission of Operator, which permission shall not be unreasonably withheld, and the grant by Gulf of the right to participate in any such purchase or acquisition on the same terms and conditions, proportionate to the then-existing Participating Interests of the Parties.

4.07 Non-Assignment and Encumbrance.    Gulf agrees that it will not sell, assign, pledge, or encumber such Participating Interests, TEA Participating Interest, its rights under this Novation, the Block XXIV License Contract, or the TEA Agreement without the express written permission of Operator, which permission shall not be unreasonably withheld. This Section 4.07 shall "run with the land" and be expressly incorporated in all assignments of Participating Interests of any kind.

4.08 Public Announcements.   No Party shall, without written consent of the other Party, which consent shall not be unreasonably withheld, make any public announcement relating to the subject matter of this Novation unless it is necessary for such Party or its Affiliate to make such public announcement in order to comply with statutory obligations or requirements of a competent, government authority or an established stock exchange or a court having jurisdiction in which case a copy of such public announcement shall be furnished to the other Party prior to making such public announcement.   Without limiting the generality of what is stated herein, any consent requested by Gulf from Operator shall not be considered unreasonably withheld so long as Operator is endeavoring to obtain the consent of PeruPetro for the making of any such public announcement, which consent Operator determines in its good faith judgment is reasonably required or desirable. Notwithstanding anything to the contrary contained herein, Gulf shall have the right to file this Novation with the Securities and Exchange Commission and make a filing on Form 8K in connection herewith.   Gulf will provide Operator a copy of any such filing.

V. MISCELLANEOUS

5.01 Time.   Time is of the essence in this Novation.   There is no period to cure any breach, and any waiver of the same will not imply waiver of future periods.

5.02 Headings.   The headings in this Novation are for convenient reference only and shall not be used in the interpretation of this Novation.

5.03 Each Party's Expenses. Each Party shall bear its own expenses with respect to the Assignment contemplated under this Novation.

5.04 Each Party's Taxes.  Each Party shall be responsible for any taxes or fees of any kind assessed against it as a result of the Assignment.

5.05 Texas Law.  This  Agreement,   including,   without  limitation,  its  validity, interpretation, construction, performance, and enforcement (together with all of the transactions it contemplates) shall be governed and interpreted in accordance with the substantive laws of the State of Texas, without regard to any principles of conflicts of law that would result in the application of the laws of any other jurisdiction.

5.06 Entire Agreement. This Agreement represents the entire agreement of the Parties and supersedes all prior written or oral agreements.   The terms are contractual and not mere recitals. In entering into this Novation, each Party stipulates, warrants, and represents that it, he, or she has relied on the advice of its, his, or her own attorneys and financial advisors concerning the legal and tax consequences of the Agreement; that its, his, or her own attorneys have completely read and explained to it, him, or her the terms of the Agreement; that each is a sophisticated business person with experience negotiating these types of transactions; that no special relationship of influence or trust existed among the Parties prior to the entry into this Novation that caused it, him, or her to enter this Novation; that each fully understands and voluntarily accepts the terms of the Agreement without any duress or undue persuasion put upon it, him, or her by the other or any other person, specifically including, but not limited to, counsel or accountants for either Party; and that no representations, promises, or statements outside the four corners of this Novation by the opposite Party, nor any agent, employee, attorney, accountant, or other representative of the opposite Party has influenced it, him, or her into entering this Novation.   Each Party has had access to counsel and an opportunity to read, review, and revise this Novation. The terms of this Novation are the result of the joint efforts of the Parties and each of the same's counsel. Therefore, the Parties agree that this Novation, and any given provision of it, should not be construed against either Party. Each of the Parties hereto recognize and stipulate that this provision is binding as a matter of law and fact and shall preclude said Party from asserting that it was wrongfully induced to enter into this Novation by any representation, promise, or agreement, or statement of a past or existing fact, which is not found within the four corners of this Novation.

5.07 No Assignment. Neither this Novation, nor any of the rights, interests or obligations hereunder, may be assigned or delegated by either Party without the prior written consent of the opposite Party.

5.08 No Informal Modification.   Each Party stipulates and agrees that this Novation may be modified only in a writing signed by both Parties.

5.09 No Waiver. A waiver of any breach of any of the terms of this Novation shall be effective only if in writing and signed by the Party against whom such waiver or breach is claimed.  No waiver of any breach shall be deemed a waiver of any other subsequent breach. The terms of this contract are not to be interpreted, explained, or supplemented by course of performance or prior course of dealings.

5.10 Further   Assurances. Each Party shall each execute such assignments, endorsements and other instruments and documents and shall give such further assurance as shall be reasonably necessary to perform its obligations under this Novation.

5.11 Survival.   The stipulations, representations, and warranties herein shall survive the closing and assignments contemplated herein.

5.12 Counterparts. This Agreement may be executed in any number of counterparts, or with counterpart signature pages, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Novation to be signed by their respective, duly authorized representatives.

Gulf United Energy del Peru, Ltd.

By: /s/ John B. Connally, III
Name: John B. Connally, III
Title: Attorney-in-Fact

Upland Oil and Gas LLC
Upland Oil and Gas LLC Sucursal del Peru

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties have caused this Novation to be signed by their respective, duly authorized representatives.

Gulf United Energy del Peru, Ltd.

By:
Name:
Title:

Upland Oil and Gas LLC
Upland Oil and Gas LLC Sucursal del Peru

By: /s/ Thomas E. Kelly
Name: Thomas E. Kelly
Title: Vice President

EXHIBIT A

DEED OF ASSIGNMENT

This Assignment is made and entered into as of the July 31, 2010, between Gulf United Energy del Peru Ltd. ("Gulf), as assignor, and Upland Oil and Gas LLC Sucursal del Peru ("Upland"), as assignee.

WHEREAS, on March 21, 2007, PeruPetro S.A. and Upland entered into Contract for Exploration and Exploitation of Hydrocarbons Block XXIV) ("Block XXIV License Contract");

WHEREAS, capitalized terms used, but not defined, in this Assignment have the meanings ascribed to them in the Block XXIV License Contract;

WHEREAS, the Block XXIV License Contract is subject to the Operating Agreement dated July 23, 2007 between Upland, Endevco Eureka Del Peru S.A.C., and East Cameron Partners Del Peru S.A.C (the "JOA");

WHEREAS, by Deed of Assignment dated March 12, 2010, Upland assigned to Gulf an undivided 35% of the rights and obligations of the Contractor under the Block XXIV License contract; and

WHEREAS, Gulf desires to assign to Upland, and Upland desires to accept, (i) an undivided thirty percent (30%) of the rights and obligations of the Contractor under the Block XXIV License Contract, subject to a proportionate part of the License Override and (ii) the rights and obligations under the JOA attributable to said thirty percent (30%) interest.

NOW THEREFORE, in consideration of the mutual covenants herein:

1. Gulf hereby assigns to Upland, and Upland hereby accepts from Gulf, (i) an undivided thirty percent (30%) interest of the rights and obligations of the Contractor under the Block XXIV License Contract subject to a proportionate part of the License Override and the Pollack Net Production Interest and (ii) the rights and obligations under the JOA attributable to said thirty percent (30%) interest (said interests are hereinafter referred to as the "Assigned Interest").

2. Upland hereby assumes all obligations with respect to the Assigned Interest arising after the date of this Assignment.

3. Upland will continue being the Operator under the Block XXIV License Contract.

4. This Assignment shall be effective as from the date first set forth above.

5. This Assignment shall be governed by and interpreted in accordance with the laws of the State of Texas, United States of America except to the extent the laws of any other jurisdiction are mandatorily applicable.

TO HAVE AND TO HOLD the Assigned Interest together with all rights, hereditaments and appurtenances thereto belonging, unto Upland, its successors and assigns forever, and Gulf does hereby bind itself and its successors to warrant and forever defend the Assigned Interest unto Upland, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise.

IN WITNESS WHEREOF, Upland and Gulf have caused this Assignment to be signed by their respective, duly authorized representatives as of the date first above written.

Gulf United Energy del Peru, Ltd.
By:
Name:
Title:
Upland Oil and Gas LLC
Upland Oil and Gas LLC Sucursal del Peru
By:
Name:
Title:

EXHIBIT B

DEED OF ASSIGNMENT

Regional Studies Agreement Areas I, II, III and IV

This Assignment is made and entered into as of July 31, 2010, between Gulf United Energy del Peru Ltd. ("Gulf), as assignor, and Upland Oil and Gas LLC Sucursal del Peru ("Upland") as assignee.

WHEREAS, on February 28, 2008, PeruPetro S.A. and Petron Resources S.A. and Upland Oil and Gas LLC Sucursal del Peru entered into Regional Studies Agreement (the "TEA Agreement") covering Areas I, II, III and IV ("TEA Areas");

WHEREAS, capitalized terms used, but not defined, in this Assignment have the meanings ascribed to them in the TEA Agreement;

WHEREAS, by Deed of Assignment dated March 12, 2010, Upland assigned to Gulf an undivided 35% interest in the rights and obligations of the Company under the TEA Agreement; and

WHEREAS, Gulf desires to assign to Upland, and Upland desires to accept, an undivided thirty-three percent (33%) of the rights and obligations under the TEA Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein:

1. Gulf hereby assigns to Upland, and Upland hereby accepts from Gulf, an undivided thirty-three percent (33%) interest in the rights and obligations of the Company under the TEA Agreement, subject only to a proportionate part of the TEA Override (said interest is hereinafter referred to as the "Assigned Interest").

2. Upland hereby assumes all obligations with respect to the Assigned Interest arising after the date hereof.

3. Upland will continue being the Operator under the TEA Agreement.

4. This Assignment shall be effective as from the date first set forth above.

5. This Assignment shall be governed by and interpreted in accordance with the laws of the State of Texas, United States of America except to the extent laws of any other jurisdiction are mandatorily applicable.

TO HAVE AND TO HOLD the Assigned Interest together with all rights, hereditaments and appurtenances thereto belonging, unto Upland, its successors and assigns forever, and Gulf does hereby bind itself and its successors to warrant and forever defend the Assigned Interest unto Upland, its successors and assigns against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise.

IN WITNESS WHEREOF, Upland and Gulf have caused this Assignment to be signed by their respective, duly authorized representatives as of the date first above written.

Gulf United Energy del Peru, Ltd.
By:
Name:
Title:
Upland Oil and Gas LLC
Upland Oil and Gas LLC Sucursal del Peru
By:
Name:
Title:

Schedule 2.03

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF OPERATOR

Operator hereby represents and warrants to Gulf as of the date of execution hereof and the Effective Date of this Novation as follows:

a.            Operator has been advised and understands that the Stock has not been registered or qualified under the United States Securities Act of 1933, as amended (the "Securities Act"), or under the laws of any applicable state jurisdiction, on the basis that the Stock is being offered and issued to Operator pursuant to this Agreement in accordance with exemptions from registration and qualification provided by applicable laws, rules, and regulations and that, in this connection, Gulf is relying on the representations and warranties of Operator set forth in this Section 2.02.

b.            Operator is acquiring the Stock for investment purposes only, for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws, rules, or regulations.

c.            Operator is an "accredited investor" within the meaning of Rule 501 (a) under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks associated with its acquisition of the Stock.

d.            Operator is able to bear the economic risk associated with its acquisition of the Stock.

e.            Operator understands that the shares of Stock are "restricted securities" as defined in Rule 144(a)(3) under the Securities Act, and that the Stock cannot be resold without registration under the Securities Act or an exemption from such registration; Operator is familiar with the provisions of Rule 144, which sets forth the terms and conditions upon which restricted securities may be publicly resold; Operator understands that, among other requirements, Rule 144 imposes a six-month holding period as a condition to the public resale of restricted securities under Rule 144.

f.            Operator consents to the placement of a legend on any certificate or other document evidencing the Stock that such securities have not been registered under the Securities Act or any state securities laws, rules, or regulations and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. Operator is aware that Gulf will make a notation in its appropriate records with respect to the restrictions on the transferability of such securities. The legend to be placed on each certificate shall be in form substantially similar to the following:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES OR "BLUE SKY LAWS," AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE
REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

g.         Operator has carefully reviewed all of Gulfs filings made with the Securities and Exchange Commission and has been furnished by Gulf with all information regarding Gulf, and any additional information that Operator has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of Gulf concerning Gulf. Operator has independently evaluated the merits of its decision to acquire the Stock, and Operator confirms that it has relied solely upon its own independent investigation made by it and its legal counsel and advisors in making its decision to acquire the Stock. Gulf does not make any express or implied representations or warranties (written or oral) to Operator regarding the future value or performance of the Stock, the advisability of acquiring the Stock, or the financial condition, results of operations, business, or prospects of Gulf.